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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2010

ANTERO REOURCES FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-164876	90-0522247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 17th Street
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (303) 357-7310

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

        On August 13, 2010, Antero Resources Finance Corporation issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing its financial and operational results for the second quarter of 2010. The press release contains certain non-GAAP financial information. The reconciliation of such information to GAAP financial measures is included in the release.

Item 7.01.    Regulation FD Disclosure

        In addition to the information included in the press release dated August 13, 2010, the Company is providing certain supplemental information relating to its financial and operating results. The Company estimates that its development cost excluding leasehold cost for wells added to its proved developed reserve base during the first half of 2010 averaged approximately $1.40 per Mcfe, which is in the middle of the Company's budgeted development cost range for 2010.

        The information in this Current Report, including Exhibit 99.1, is being furnished pursuant to item 2.02 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities of that section.

Item 9.01.    Financial Statements and Exhibits.

        (d)   Exhibits.

EXHIBIT	DESCRIPTION
99.1	Antero Resources press release dated August 13, 2010.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES FINANCE CORPORATION
By:	/s/ GLEN C. WARREN, JR. Glen C. Warren, Jr. President and Chief Financial Officer

Dated: August 16, 2010

 EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Antero Resources press release dated August 13, 2010.

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  Item 2.02. Results of Operations and Financial Condition.
  Item 7.01. Regulation FD Disclosure
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX